Exhibit 99.2

PartnerRe Ltd.

Supplemental Information

The presentation of operating earnings or loss, before and after tax, available to common shareholders is a non-GAAP financial measure within the meaning of Regulation G and should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP. The table below provides a reconciliation of operating earnings or loss, before and after tax, to the most comparable GAAP financial measure for the three months ended December 31, 2011 (in millions of U.S. dollars):

Net loss	$(10) – (30)
Less:
Net realized and unrealized investment gains, net of tax (1)	56
Net foreign exchange gains, net of tax (1)	50
Interest in losses of equity investments, net of tax (1)	(1)
Dividends to preferred shareholders	15
Operating loss after tax available to common shareholders (2)	$(130) – (150)
Tax on operating loss (2)	20
Operating loss before tax available to common shareholders (2)	$(110) – (130)

(1)	Amounts represent Management’s current best estimates.

(2)
 Operating earnings or loss, before and after tax, available to common shareholders (operating earnings or loss) is calculated as net income or loss available to common shareholders excluding net realized and unrealized gains or losses on investments, net of tax, net foreign exchange gains or losses, net of tax, and interest in earnings or losses of equity investments, net of tax, where the Company does not control the investee companies’ activities, and is calculated after preferred dividends. The presentation of operating earnings or loss, before and after tax, is a non-GAAP financial measure within the meaning of Regulation G and is reconciled to the nearest GAAP financial measure above.

Management uses operating earnings or loss, before and after tax, to measure its financial performance as this measure focuses on the underlying fundamentals of the Company’s operations by excluding net realized and unrealized gains or losses on investments, interest in earnings or losses of equity investments and net foreign exchange gains or losses. Net realized and unrealized gains or losses on investments in any particular period are not indicative of the performance of, and distort trends in, the Company’s business as they predominantly result from general economic and financial market conditions, and the timing of realized gains or losses on investments is largely opportunistic. Interest in earnings or losses of equity investments are also not indicative of the performance of, or trends in, the Company’s business as the Company does not control the investee companies’ activities. Net foreign exchange gains or losses are not indicative of the performance of, and distort trends in, the Company’s business as they predominantly result from general economic and foreign exchange market conditions. Management believes that the use of operating earnings or loss enables investors and other users of the Company’s financial information to analyze its performance in a manner similar to how Management analyzes performance. Management also believes that this measure follows industry practice and, therefore, allows the users of financial information to compare the Company’s performance with its industry peer group, and that the equity analysts and certain rating agencies which follow the Company, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons.

The presentation of operating earnings or loss per diluted share (diluted operating EPS) is a non-GAAP financial measure within the meaning of Regulation G and should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP. The table below provides a reconciliation of diluted operating EPS to the most comparable GAAP financial measure for the three months ended December 31, 2011 (in U.S. dollars):

Diluted net loss per common share (1)	$(0.38) – (0.68)
Less:
Net realized and unrealized investment gains, net of tax (2)	0.85
Net foreign exchange gains, net of tax (2)	0.75
Interest in losses of equity investments, net of tax (2)	(0.03)
Diluted operating loss per common share (3)	$(1.95) – (2.25)

(1)	Calculated after the deduction of dividends to preferred shareholders.

(2)	Amounts represent Management’s current best estimates.

(3)
Diluted operating EPS is calculated as net income or loss available to common shareholders excluding net realized and unrealized gains or losses on investments, net of tax, net foreign exchange gains or losses, net of tax, and interest in earnings or losses of equity investments, net of tax, where the Company does not control the investee companies’ activities and is calculated after preferred dividends. The presentation of diluted operating EPS is a non-GAAP financial measure within the meaning of Regulation G and is reconciled to the nearest GAAP financial measure above.

Management uses diluted operating EPS to measure its financial performance on a diluted per share basis for the same reasons described above for operating earnings or loss as this measure focuses on the underlying fundamentals of the Company’s operations by excluding net realized and unrealized gains or losses on investments, interest in earnings or losses of equity investments and net foreign exchange gains or losses.